EXHIBIT 99.3

AMHN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2009

	Historical		Adjustments		Consolidated
	AMHN	SPECTRUM
ASSETS

Current Assets
Cash	$42,066	$200	$—		$42,266
Accounts receivable00	10,568	5,160	—		15,728
Prepaid expenses	17,238	—	—		17,238

Total current assets	69,872	5,360	—		75,232

Fixed Assets
Site equipment	431,296	53,522	—		484,818
Accumulated depreciation	(48,536)	(6,344)	—		(54,880)

Net fixed assets	382,760	47,178	—		429,938

Other Assets
Segment library	410,000	13,495	—		423,495
Accumulated amortization	(27,667)	(1,125)	—		(28,792)

Net segment library	382,333	12,370	—		394,703
Security deposit	14,800	—	—		14,800
Goodwill	—	—	50,000	A	90,947
			40,947	B

Total other assets	397,133	12,370	90,947		500,450

TOTAL ASSETS	$849,765	$64,908	$90,947		$1,005,620

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$229,044	$105,855	$—		$334,899
Accrued expenses	331,073	—	—		331,073
Promissory note payable-related party	600,000	—	—		600,000
Due to related parties	700	—	—		700

TOTAL LIABILITIES	1,160,817	105,855	—		1,266,672

Common stock	1,579,021	1	50,000	A	1,669,969
		—	40,947	B
Accumulated deficit	(1,890,073)	(40,948)	—		(1,931,021)

TOTAL STOCKHOLDERS’ DEFICIT	(311,052)	(40,947)	90,947		(261,052)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$849,765	$64,908	$90,947		$1,005,620

AMHN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2009

	Historical		Adjustment	Consolidated
	AMHN	SPECTRUM

Revenues, net	$10,569	$3,235	$—	$13,804

Expenses
Operating costs	43,152	—	—	43,152
Selling, general and administration	1,536,899	36,714	—	1,573,613
Depreciation and amortization expense	76,203	7,469		83,672
Interest expense	8,856	—	—	8,856

Total expenses	1,665,110	44,183	—	1,709,293

Net loss before provision for income taxes	$(1,654,541)	$(40,948)	$—	$(1,695,489)

Loss per share, basic and diluted	$(0.23)	$(40.95)		$(0.10)

Weighted average number of shares outstanding	7,264,707	1,000		16,290,209

AMHN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2010

	Historical
	AMHN	SPECTRUM	Adjustments		Consolidated

ASSETS

Current Assets
Cash	$48,049	$2,125	$—		$50,174
Accounts receivable00	15,329	11,512	—		26,841
Prepaid expenses	1,981	—	—		1,981

Total current assets	65,359	13,637	—		78,996

Fixed Assets
Site equipment	483,796	235,522	—		719,318
Accumulated depreciation	(85,936)	(25,378)	—		(111,314)

Net fixed assets	397,860	210,144	—		608,004

Other Assets
Segment library	410,000	13,495	—		423,495
Accumulated amortization	(48,167)	(4,498)	—		(52,665)

Net segment library	361,833	8,997	—		370,830
Security deposit	14,800	—	—		14,800
Goodwill	—	—	50,000	A	203,254
			153,254	B

Total other assets	376,633	8,997	203,254		588,884

TOTAL ASSETS	$839,852	$232,778	$203,254		$1,275,884

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$359,413	$386,032	$—		$745,445
Accrued expenses	338,883	—	—		338,883
Promissory note payable-related party	800,000	—	—		800,000

TOTAL LIABILITIES	1,498,296	386,032	—		1,884,328

Common stock	1,579,021	1	50,000	A	1,782,276
		—	153,254	B
Accumulated deficit	(2,237,465)	(153,255)	—		(2,390,720)

TOTAL STOCKHOLDERS’ DEFICIT	(658,444)	(153,254)	203,254		(608,444)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$839,852	$232,778	$203,254		$1,275,884

AMHN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THREE MONTHS ENDED MARCH 31, 2010

	Historical
	AMHN	SPECTRUM	Adjustment	Consolidated

Revenues, net	$15,329	$8,277	$—	$23,606

Expenses
Operating costs	32,625	—	—	32,625
Selling, general and administration	263,665	98,177	—	361,842
Depreciation and amortization expense	57,900	22,407		80,307
Interest expense	8,531	—	—	8,531

Total expenses	362,721	120,584	—	483,305

Net loss before provision for income taxes	$(347,392)	$(112,307)	$—	$(459,699)

Loss per share, basic and diluted	$(0.02)	$(112.31)		$(0.03)

Weighted average number of shares outstanding	15,790,209	1,000		16,290,209

AMHN, INC. AND SUBSIDIARIES

PRO-FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro-forma consolidated financial statements give effect to the acquisition of Spectrum Health Network, Inc. (“Spectrum”) by AMHN, Inc. (“AMHN” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro-forma statements.

On June 11, 2010, Spectrum entered into an Agreement and Plan of Reorganization with AMHN, SHN Acquisition Corp., and Gordon Communication, Inc. (“Gordon”), and upon closing of the transaction, Spectrum became a wholly-owned subsidiary of AMHN (the “Agreement”).

The following unaudited consolidated pro-forma financial information for the year ended December 31, 2009 and for the three months ended March 31, 2010 gives effect to the above as if the transactions had occurred at the beginning of the periods. The unaudited pro-forma consolidated balance sheet at December 31, 2009 and March 31, 2010 assumes the effects of the above as if these transactions had occurred as of December 31, 2009 and March 31, 2010.

AMHN, INC. AND SUBSIDIARIES

PRO-FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro- forma consolidated financial statements are based upon, and should be read in conjunctions with AMHN’s audited financial statements as of and for the year ended December 31, 2009 and its unaudited financial statements as of and for the three months ended March 31, 2010 and the historical financial statements of Spectrum from its inception (October 21, 2009) through March 31, 2010.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

AMHN, INC. AND SUBSIDIARIES

NOTES TO

PRO-FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ADJUSTMENT

(a)	To record the issuance of 500,000 shares of Common Stock to Gordon pursuant to the Closing on June 11, 2010. As a result of this transaction, the Company acquired all of the assets and assumed all of the liabilities of Spectrum.

(b)	To reflect the results of the Agreement whereby Gordon exchanged 100% of the issued and outstanding shares of Common Stock of Spectrum for 500,000 shares of Common Stock of AMHN.

NOTE B – PRO-FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

Pro-forma shares of Common Stock outstanding assuming the transaction occurred as of October 21, 2009.

AMHN shares outstanding	15,790,209
Shares issued in acquisition transaction	500,000

16,290,209